SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 29, 2004

Date of Earliest Event Reported: November 26, 2004

NATIONAL MERCANTILE BANCORP

(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-15982	95-3819685
(Commission File Number)	(I.R.S. Employer Identification No.)

1840 Century Park East , Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 277-2265
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events

National Mercantile Bancorp (the “Company”) has determined that its Series A Noncumulative Convertible Perpetual Preferred Stock (the “Series A Preferred”) is not in compliance with Nasdaq’s continued listing requirements.  In particular, Nasdaq Marketplace Rule 4310(c)(6)(B) requires that for preferred stock to be listed, it must have at least 100 round lot holders as long as the issuer’s common stock is traded on Nasdaq.  The Company’s Preferred Stock has fewer than 100 round lot holders.  The Company has advised the staff of the Nasdaq that it will voluntarily delist the Series A Preferred effective December 1, 2004.

The delisting of the Series A Preferred will not affect the listing of Company’s Common Stock on Nasdaq.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated November 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL MERCANTILE BANCORP

Dated:	November 29, 2004	By:	/s/ DAVID R. BROWN
David R. Brown
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 26, 2004